EXHIBIT 10.17


                     FORM OF DEFERRED COMPENSATION AGREEMENT
                          BETWEEN THE CITIZENS BANK AND
                           THE FOLLOWING INDIVIDUALS:


                               John, R. Hines, Jr.
                                 Yvonne McKibben
                                  Phil Waldrop
                                  Billy Tucker
                                   Jim Lasater
                                  John McKibben
                                  Mack Reynolds



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                                     FORM OF
                         DEFERRED COMPENSATION AGREEMENT


     Agreement, this ___day of ________, between The Citizens Bank, a corporation having its principal office in Hogansville, Georgia (hereinafter referred to as the Bank) and ______________ (hereinafter referred to as the Director) a resident of Troup County and State of Georgia.

     Whereas the Director has been on the Board of the Bank for a period of ___ years and is responsible for the supervisory and functional operation of the Bank; and

     Whereas the Director has rendered the Bank valuable service and it is the desire of the Bank to have the benefit of the Director's continued loyalty, service and counsel and also to assist him in providing for retirement and death, it is hereby agreed:

     1. If the Director dies prior to retirement and while still serving in his capacity as Director, the Bank shall, beginning on the first anniversary of the Director's death, pay annual installments of $_____________ for ten (10) years, with each payment due on the anniversary of the Director's death.

     2. If the Director serves continuously as a Director until his sixty-fifth birthday, then, beginning on his sixty-sixth birthday, the Bank will pay to the Director annual installments of $_____________ for a period of ten (10) years with each installment being due on the director's birthday. If the Director dies after retirement but prior to receiving the ten annual installments as herein provided, the unpaid balance of the payments due will continue to be paid by the Bank to the Director's beneficiary as defined in paragraph 8 hereof.

     3. The Director shall forfeit all rights in and to any benefits payable under the terms of this Agreement if:

          (a) He dies by suicide (whether sane or insane) within two years after the signing of this Agreement.

          (b) If he voluntarily leaves the Bank's service as a Director any time prior to sixty months from the date of this Agreement.

          (c) He is discharged or not reelected by the stockholders for any just cause prior to his death or his attainment of age sixty-five whichever first occurs.

     4. In the event a Director voluntarily leaves the service of the Bank in his capacity as a director after a period of sixty months from the date of this Agreement, then and in that event upon said director's reaching his sixty-fifth birthday, or his death whichever first occurs, he or his beneficiary hereinafter specified in paragraph 8 will be entitled to a portion of the benefit described in paragraph 2 hereinabove. Said portion to be a ratio of the stated benefit in said paragraph 2. The numerator of said ratio being the number of years served after the date of this Agreement and the denominator being the number of years between the date of this Agreement and the date of the director's sixty-fifth birthday.

     5. The Bank may, in its sole discretion, permit the Director to take a leave of absence for a period not to exceed twelve months. During this time the Director will be considered to be in the service of the Bank for the purposes of this Agreement.

     6. Except to the extent that this provision may be contrary to law, no collateral assignment, pledge, collateralization, or attachment of any of the benefits under this Agreement shall be valid or recognized by the Bank. None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against the Director or any Beneficiary, nor shall the Director or any Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; except that the provisions of this paragraph are not intended to and will not prohibit an assignment of this Agreement executed pursuant to the Director's individual tax and/or estate planning program. However, the Assignee for any such purpose shall hold any interest obtained subject to and controlled by all the provisions stated hereinabove.


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     7. During the lifetime of the  Director,  this  Agreement may be amended or revoked at any time in whole or in part by the mutual written agreement of the Parties.

     8. In the event of the Director's death, any remaining installments provided for in paragraph 2 hereof or any payments provided in paragraph 1 shall be paid to _____________, if living, or if _____________ predeceases the Director, then to _____________. The Beneficiary named herein may be changed at any time by a written amendment property executed by the Director and the Bank and attached to and made a part of this Agreement.

     9. This Agreement shall be governed by the laws of the State of Georgia.

     This Agreement is solely between the Bank and the Director. It shall be binding upon the parties hereto, their heirs, assigns, successors, executors and administrators. The successors of the Bank shall include but not be limited to successors by purchase, merger, or consolidation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Hogansville, Georgia, in the County of Troup, State of Georgia, on this ____ day of ____________.

                                                 The Citizens Bank

                                                 By:________________

                                                 Attest:______________

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Witness

                                                  ------------------
                                                      Director

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Witness